Exhibit 15.1

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm
10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E
Tel: (65) 6227 5428
10 Anson Road #20-16 International Plaza Singapore 079903
Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of MingZhu Logistic Holdings Ltd. (collectively, the “Company”) on its Annual Report on Form 20-F filed with the SEC on May 15, 2024 our audit reports dated May 15, 2024 (the “Audit Reports”), which cover the consolidated financial statements of the Company as of and for the years ended December 31, 2023 and 2022.

We were dismissed as auditors in February 27, 2025 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements included in this Annual report for the periods after the April 30, 2024.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

May 15, 2025

Registered Office: 10 Anson Road #20-16 International Plaza Singapore 079903